News Release
Tupperware Brands Corp.
14901 S. Orange Blossom Trail
Orlando, FL 32837
Tupperware Brands Corporation Announces the Retirement of $97.6 Million out of $600 Million Aggregate Principal Amount of Its Outstanding 4.750% Senior Notes due 2021
Tupperware Brands Corporation Announces Expiration and Final Tender Results of Second Tender Offer

ORLANDO, Fla., July 9, 2020 -- Tupperware Brands Corporation (NYSE: TUP) (the “Company” or “Tupperware”) today announced the expiration and final tender results of its previously announced offer (the “Second Offer”) to purchase for cash its outstanding 4.750% Senior Notes due 2021 (the “Notes”) that were validly tendered (and not validly withdrawn) at or prior to 11:59 p.m., New York City time, on July 8, 2020 (the “Second Offer Expiration Time”).
As previously announced, on June 25, 2020, the Company accepted for purchase and made payment for $97,402,000 aggregate principal amount of Notes validly tendered (and not validly withdrawn) (i) in the Second Offer at or prior to 5:00 p.m., New York City time, on June 23, 2020 (the “Second Offer Early Tender Time”) and (ii) in its previously announced offer (the “First Offer” and, together with the Second Offer, the “Tender Offers”) to purchase for cash Notes that were validly tendered (and not validly withdrawn) at or prior to 11:59 p.m., New York City time, on June 23, 2020 (the “First Offer Expiration Time”). Such Notes were accepted for purchase by the Company for the “Second Offer Total Consideration” of $575 for each $1,000 principal amount of such Notes, which included the “Second Offer Early Tender Payment” of $40.00 per $1,000 principal amount of Notes.
After the Second Offer Early Tender Time and at or prior to the Second Offer Expiration Time, $157,000 aggregate principal amount of Notes was validly tendered (and not validly withdrawn) in the Second Offer. The Company will accept such Notes for purchase and elect to make payment for such Notes on July 10, 2020 (the “Second Offer Final Settlement Date”) for $535 for each $1,000 principal amount of such Notes, which equals the Second Offer Total Consideration reduced by the Second Offer Early Tender Payment, plus accrued and unpaid interest on the principal amount of Notes purchased from the last interest payment date up to, but not including, the Second Offer Final Settlement Date.
The First Offer was made on the terms and subject to the conditions set forth in the offer to purchase, dated May 26, 2020.
The Second Offer was made on the terms and subject to the conditions set forth in the offer to purchase, dated June 10, 2020 (as amended, the “Second Offer to Purchase”). The Second Offer was conditioned upon there being validly tendered (and not validly withdrawn) in the Second Offer at least $140 million in aggregate principal amount of the Notes (the “Minimum Tender Condition”), but the Company has waived the Minimum Tender Condition.
The following table sets forth certain information regarding the Notes and the First Offer and the Second Offer, including the principal amount of Notes that were validly tendered (and not validly withdrawn) as of the First Offer Expiration Time, the Second Offer Early Tender Time and the Second Offer Expiration Time, respectively, according to D.F. King & Co., the tender agent and information agent for the Tender Offers:

CUSIP No. / ISIN	Aggregate Principal Amount Outstanding(1)	Title of Security	Tender Offer	Date of Tender	Aggregate Principal Amount Tendered	Aggregate Principal Amount Accepted
899896AC8 / US899896AC81 (Registered) U87375AA6 / USU87375AA62 (Reg. S)	$599,750,000 $250,000	4.750% Senior Notes due 2021	First Offer	At or prior to First Offer Expiration Time	$64,752,000	$64,752,000
			Second Offer	At or prior to Second Offer Early Tender Time	$32,650,000	$32,650,000
			Second Offer	After Second Offer Early Tender Time and at or prior to Second Offer Expiration Time	$157,000	$157,000
Total					$97,559,000	$97,559,000
(1) As of May 26, 2020.
Moelis & Company LLC acted as dealer manager (the “Dealer Manager”) in connection with the Tender Offers and D.F. King & Co. served as the tender agent and information agent for the Tender Offers. Copies of the Offers to Purchase are available by contacting D.F. King & Co. via telephone by calling (800) 207-3159 (toll free) or (212) 269-5550 (for banks and brokers) or email at tup@dfking.com. Questions regarding the terms of the First Offer and the Second Offer should be directed to Moelis & Company LLC at (888) 399-8991 (toll free).
This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities. This press release does not describe all the material terms of the Tender Offers, and no decision should be made by any holder of the Notes (“Holder”) on the basis of this press release. The terms and conditions of the Tender Offers are described in the respective Offers to Purchase, and this press release must be read in conjunction with such Offers to Purchase. The Offers to Purchase contain important information which should be read carefully before any decision is made with respect to the Tender Offers. If any Holder is in any doubt as to the contents of this press release, or the Offers to Purchase, or the action it should take, it is recommended to seek its own financial and legal advice, including in respect of any tax consequences, immediately from its stockbroker, bank manager, solicitor, accountant or other independent financial, tax or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if it wishes to tender such Notes pursuant to the Tender Offers.
About Tupperware Brands Corporation
Tupperware Brands Corporation is a leading global manufacturer and marketer of innovative, premium products through social selling. Product brands span several categories including design-centric food preparation, storage and serving solutions for the kitchen and home through the Tupperware brand and beauty and personal care products through the Avroy Shlain, Fuller Cosmetics, NaturCare, Nutrimetics and Nuvo brands. For more information, visit www.tupperwarebrands.com.
Forward-Looking Statements
This press release contains certain statements that are, or may be deemed to be, “forward-looking statements.” These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, such forward-looking statements. Words such as “estimates,” “outlook,” “guidance,” expect,” “believe,” “intend,” “designed,” “target,” “plans,” “may,” “will,” “should,” “would,” “could,” and similar words are forward-looking statements and not historical facts. Such forward-looking statements may include statements relating to the Company’s plan with respect to the Second Offer, the consideration expected to be paid to Holders of the Notes who validly tendered (and did not validly withdraw) their Notes after the Second Offer Early Tender Time and at or prior to the Second Offer Expiration Time and the expected timing of such payment and the aggregate principal amount of Notes expected to be purchased in connection with the Second Offer. These forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein.
These risks and uncertainties include, but are not limited to, the following: the effects of natural disasters, terrorist activities and epidemic or pandemic disease outbreaks, including the coronavirus (“COVID-19”) outbreak; general economic and political conditions in the United States and in other countries in which the Company currently does business, including those resulting from the COVID-19 outbreak, recessions, political events and acts or threats of terrorism or military conflicts; the success of the Company’s efforts to improve its profitability and liquidity position and any capital structure actions that it may take; the impact of the Company’s substantial indebtedness, including the effect of the Company’s leverage on its liquidity, financial position and earnings, and the Company’s ability and obligation to make payments on its indebtedness, which could reduce its financial flexibility and ability to fund other activities; the Company’s access to, and the costs of, financing and refinancing and the potential that banks with which the Company maintains lines of credit may be unable or unwilling to fulfill their commitments; the costs and covenant restrictions associated with the Company’s credit arrangements and the Notes; the Company’s ability to comply with, or further amend, financial covenants under its credit agreement; potential downgrades to the Company’s credit ratings; successful recruitment, retention and productivity levels of the Company’s independent sales forces; the ability to attract and retain certain executive officers and key management personnel and the success of transitions or changes in leadership or key management personnel; the success of land buyers in attracting tenants for commercial and residential development and obtaining required government approvals and financing; disruptions caused by the introduction of new or revised distributor operating models or sales force compensation systems or allegations by equity analysts, former distributors or sales force members, government agencies or others as to the legality or viability of the Company’s business model, particularly in India; disruptions caused by restructuring activities, including facility reductions or closures, and the combination and exit of business units, including impacts on business models and the supply chain, as well as not fully realizing expected savings or benefits related to increasing sales from actions taken; success of new products and promotional programs; the ability to implement appropriate product mix and pricing strategies; governmental regulation of materials used in products coming into contact with food (e.g., polycarbonate and polyethersulfone), as well as beauty, personal care, essential oils and nutritional products; governmental regulation and consumer tastes related to the use of plastic in products and/or packaging material; the ability to procure and pay for at reasonable economic cost, sufficient raw materials and/or finished goods to meet current and future consumer demands at reasonable suggested retail pricing levels in certain markets, particularly those with stringent government regulations and restrictions; the impact of changes in consumer spending patterns and preferences, particularly given the global nature of the Company's business; the value of long-term assets, particularly goodwill and indefinite and definite-lived intangibles associated with acquisitions, and the realizability of the value of recognized tax assets; changes in plastic resin prices, other raw materials and packaging components, the cost of converting such items into finished goods and procured finished products and the cost of delivering products to customers; the introduction of Company operations in new markets outside the United States; general social, economic and political conditions in markets, such as in Argentina, Brazil, China, France, India, Mexico, Russia and Turkey and other countries impacted by such events; issues arising out of the sovereign debt in the countries in which the Company operates, such as in Argentina and those in the Euro zone, resulting in potential economic and operational challenges for the Company’s supply chains, heightened counterparty credit risk due to adverse effects on customers and suppliers, exchange controls (such as in Argentina and Egypt) and translation risks due to potential impairments of investments in affected markets; disruptions resulting from either internal or external labor strikes, work stoppages, or similar difficulties, particularly in Brazil, France, India and South Africa; changes in cash flow resulting from changes in operating results, including from changes in foreign exchange rates, restructuring activities, working capital management, debt payments, share repurchases and hedge settlements; the impact of currency fluctuations on the value of the Company’s operating results, assets, liabilities and commitments of foreign operations generally, including their cash balances during and at the end of quarterly reporting periods, the results of those operations, the cost of sourcing products across geographies and the success of foreign hedging and risk management strategies; the ability to repatriate, or otherwise make available, cash in the United States and to do so at a favorable foreign exchange rate and with favorable tax ramifications, particularly from Brazil, China, India, Indonesia, Malaysia, Mexico and South Africa; the ability to obtain all government approvals on, and to control the cost of infrastructure obligations associated with, property, plant and equipment; the ability to timely and effectively implement, transition, maintain and protect necessary information technology systems and infrastructure; cyberattacks and ransomware demands that could cause the Company to not be able to operate its systems and/or access or control its data, including private data; integration of non-traditional product lines into Company operations; the effect of legal, regulatory and tax proceedings, as well as restrictions imposed on the Company’s operations or Company representatives by foreign governments, including changes in interpretation of employment status of the sales force by government authorities, exposure to tax responsibilities imposed on the sales force and their potential impact on the sales force’s value chain and resulting disruption to the business and actions taken by governments to set or restrict the freedom of the Company to set its own prices or its suggested retail prices for product sales by its sales force to end consumers and actions taken by governments to restrict the ability to convert local currency to other currencies in order to satisfy obligations outside the country generally, and in particular in Argentina and Egypt; the effect of competitive forces in the markets in which the Company operates, particularly related to sales of beauty, personal care and nutritional products, where there are a greater number of competitors; the impact of counterfeit and knocked-off products and programs in the markets in which the Company operates and the effect this can have on the confidence of, and competition for, the Company's sales force members; the impact of changes, changes in interpretation of or challenges to positions taken by the Company with respect to U.S. federal, state and foreign tax or other laws, including with respect to the Tax Act in the United States and non-income taxes issues in Brazil, India, Indonesia and Mexico; and other risks detailed in the Company’s Annual Report on Form 10-K for the year ended December 28, 2019, its Quarterly Report on Form 10-Q for the 13 weeks ended March 28, 2020 and its subsequent periodic reports filed in accordance with the Securities Exchange Act of 1934, as amended. These statements are representative only as of the date they are made, and the Company disclaims and does not undertake any obligation to update or revise any forward-looking statements in this press release.

Media: Cameron Klaus, cameronklaus@tupperware.com, 407.371.9784
Investors: Jane Garrard, janegarrard@tupperware.com, 407.826.4475

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